UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): June 20, 2024

ARGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31756	13-1947195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 201, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 315-0027

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of Each Class:	Trading Symbol(s):	Name of Each Exchange on Which Registered:
Common Stock, $0.15 Par Value	AGX	New York Stock Exchange

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2024 Annual Meeting of the Stockholders of Argan, Inc. (“Argan” or the “Company”) held on June 20, 2024, the following three (3) matters were resolved by the stockholders of Argan.

(1)	The election of the following ten (10) members to the Board of Directors of the Company (the “Board”), each to serve until the 2025 Annual Meeting of Stockholders and until his/her successor has been elected and qualified or until his/her earlier resignation, death or removal:
•	Rainer H. Bosselmann
•	Cynthia A. Flanders
•	Peter W. Getsinger
•	William F. Griffin, Jr.
•	John R. Jeffrey, Jr.
•	William F. Leimkuhler
•	W.G. Champion Mitchell
•	James W. Quinn
•	Karen A. Sweeney
•	David H. Watson
(2)	The non-binding advisory approval of the Company’s executive compensation (the “say-on-pay” vote).
(3)	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the fiscal year ending January 31, 2025.

Item 8.01. Other Events.

On June 20, 2024, Argan issued a press release announcing that its Board declared a regular quarterly cash dividend in the amount of $0.30 per share of common stock, payable on July 31, 2024 to stockholders of record at the close of business on July 23, 2024.

Argan also announced that the Board extended the expiration date of the Company’s existing $125 million Share Repurchase Plan through January 31, 2027.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

99.1	Results of Voting at the 2024 Annual Meeting of the Stockholders of Argan, Inc.
99.2	Press Release issued by Argan on June 20, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: June 20, 2024	By:	/s/ Richard H. Deily
Richard H. Deily
Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary